Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Announces Acquisition of U.S. Rights to Fibricor®
and Commercial Expansion into U.S. Market

● William Maichle Hired as President of U.S. Operations

MILTON, ONTARIO (Marketwired – May 21, 2015) - Tribute Pharmaceuticals Canada Inc. (OTCQX: TBUFF) (TSX Venture: TRX) (“Tribute” or the “Company”), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., is pleased to announce that its wholly owned subsidiary, Tribute Pharmaceuticals International Inc., a Barbados corporation, has acquired the U.S. rights to Fibricor® and its related authorized generic (the “Product”) from a wholly owned step-down subsidiary of Sun Pharmaceutical Industries Ltd. (“Sun Pharma”).  Financial terms of the deal include the payment of US$10 million as follows: US$5 million on closing; US$2 million payable 6 months from closing; and, US$3 million payable 12 months from closing.  Sales of the Product during the twelve month period ending April 30, 2015 were approximately US$4.7 million.

Fibricor® is indicated as adjunctive therapy to diet for treatment of severe hypertriglyceridemia (TG ≥ 500 mg/dL) and as adjunctive therapy to diet to reduce elevated low-density lipoprotein cholesterol (LDL-C), total cholesterol (Total-C), triglycerides (TG), and apolipoprotein B (Apo B), and to increase high-density lipoprotein cholesterol (HDL-C) in patients with primary hypercholesterolemia or mixed dyslipidemia.

Fibricor® is a unique and patent protected fenofibric acid formulation that competes in the ~US$2.5 billion triglyceride lowering medication market. Fibricor® contains the lowest dose of fenofibric acid or fenofibrate available in the U.S., consisting of 105mg and 35mg tablet presentations.  The Product is protected by four patents extending out to August 20, 2027.

Velocity Health Securities, Inc. acted as the exclusive financial advisor to Sun Pharma on this transaction.

In connection with the Fibricor® acquisition Tribute has entered into an employment agreement with William (Billy) Maichle to run Tribute’s newly created U.S. operations and serve as President of Tribute Pharmaceuticals US, Inc. (“Tribute U.S.”).  Mr. Maichle has over 18 years of experience in the industry including responsibilities in the fibrate, cardiovascular and generic markets.  In 2007, while the Chief Operating Officer at ProEthic Pharmaceuticals, Mr. Maichle licensed and launched Lipofen® (fenofibrate) in the U.S. market.  In addition to being responsible for all drug development activities at ProEthic, Mr. Maichle provided oversight for all commercial operations including trade relations, managed markets, sales force and internal operations, as well as responsibility for the company’s generic subsidiary, Midlothian Laboratories.  Under his direction, sales of Lipofen® consistently grew and ProEthic was acquired by Kowa Pharmaceuticals (Nagoya, Japan) largely due to the success with the Lipofen® launch.  In 2009, Mr. Maichle was instrumental in negotiating a co-promotion deal for the cardiovascular brand Livalo® (pitavastatin) with Eli Lilly & Company, adding substantial resources to Livalo’s pending launch.

In 2010, Mr. Maichle became the Chief Operating Officer (later the Chief Executive Officer) at Nautilus Neurosciences, Inc., and launched Cambia® (which Mr. Maichle developed at ProEthic/Kowa) in May 2010 with a small specialty sales force.   Cambia® continued strong growth and the company received two Paragraph IV patent challenges.  Under Mr. Maichle’s direction, the company successfully litigated both challenges and ensured exclusivity for the foreseeable future.   Cambia was sold to Depomed in December 2013 for US$50 million.

Following his departure from Nautilus, Mr. Maichle has operated a thriving, global consulting business, Kamryn Partners, with clients across North America, Latin America and Europe.

“We are very pleased with these events for a multitude of reasons” stated Rob Harris, President and CEO of Tribute.  “The Fibricor® acquisition marks Tribute’s commercial entrance into the U.S. market.  Fibricor® provides Tribute with an approved, marketed product currently generating revenues and competing in a multi-billion dollar market, which we intend to use as a platform for building our U.S. commercial infrastructure. Most importantly, the acquisition of Fibricor® is immediately accretive.”  Mr. Harris went on to say, “in connection with this acquisition, the Company is also announcing the hiring of Billy Maichle as the President of the newly created Tribute U.S. subsidiary.  Billy has extensive experience in the U.S. specialty pharmaceutical market along with a vast knowledge of Cambia®, Tribute’s lead promoted product in Canada. We are thrilled to welcome him on board.”

Tribute Named to the 2015 OTCQX® Best 50 Ranking

Tribute is pleased to announce it has been named to the 2015 OTCQX® Best 50, a ranking of 50 top performing companies traded on the OTCQX Best Marketplace in 2014.

The OTCQX Best 50 is the first ever annual ranking of strong performing U.S. and international companies traded on the OTCQX marketplace.  The ranking is calculated based on an equal weighting of one-year share price performance and average daily dollar volume growth in the previous calendar year.  All companies in the 2015 OTCQX Best 50 were traded on OTCQX on December 31, 2014.

Conference Call Notification

Tribute will host a conference call on May 27, 2015 at 9:00 AM EDT to review and discuss the Fibricor® transaction, the Company’s expansion into the U.S. market and the hiring of William Maichle. To join the conference call, use the dial-in information below. When prompted, ask for the “Tribute Pharmaceuticals Call.”

Conference Line Dial-In (Canada & U.S.): (Toll free) 877-407-0782
International Dial-In: 201-689-8567
Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174047

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such statements include, but are not limited to, the intention to building on the Company’s U.S. commercial infrastructure. Forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results, including but not limited to, those risks and uncertainties disclosed under the heading "Risk Factors" of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 and its other filings filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities which are available online at www.sec.gov and at www.sedar.com, respectively. Accordingly, readers should not place undue reliance on forward-looking statements Tribute assumes no obligation to update any forward-looking statements.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contacts:

Scott Langille, CFO                                                                          BND Projects Inc.
Tribute Pharmaceuticals Canada Inc.                                           Christina Cameron
905-876-3166                                                                                     christina@clcameron.com
scott.langille@tributepharma.com